UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 1, 2010

INVACARE CORPORATION
__________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-15103	95-2680965
__________________________________________________________________________________________
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Invacare Way, P.O. Box 4028, Elyria, Ohio	44036
____________________________________________________________	______________________________
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (440) 329-6000

__________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On October 1, 2010, Invacare Corporation (the “Company”) announced that it had commenced a cash tender offer for any and all of the $146,000,000 aggregate principal amount outstanding of its 9 3/4% senior notes due 2015 (CUSIP No. 461203AB7) (the “Notes”) and a solicitation of consents to certain proposed amendments to the indenture governing the Notes (the “Indenture”).  The consent solicitation sought consents from holders of the Notes to effect amendments to the Indenture to eliminate substantially all of the restrictive covenants and reduce the list of potential events that would constitute an event of default in the Indenture. The tender offer and consent solicitation were conducted pursuant to the terms of and subject to the conditions in the Offer to Purchase and Consent Solicitation Statement dated October 1, 2010.

The tender offer and consent solicitation expired at 8:00 a.m., Eastern time, on November 1, 2010.  On November 1, 2010, the Company accepted and purchased an aggregate of $142,945,000 of the Notes that had been validly tendered pursuant to the tender offer and consent solicitation.  In connection with the completion of the tender offer and consent solicitation and prior to the acceptance and purchase of the Notes by the Company in the tender offer, with the consent of the holders of approximately 97.91% of the outstanding Notes, the Company entered into a first supplemental indenture, dated as of November 1, 2010, by and among the Company, the guarantors party thereto and Wells Fargo Bank, N.A., as the Trustee (the “Supplemental Indenture”).  The Supplemental Indenture became effective upon the Company’s acceptance and purchase of Notes in the tender offer and effected the amendments to the Indenture described above.

The foregoing description of the Supplemental Indenture is qualified in its entirety by reference to the complete terms and conditions of the Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

This Current Report on Form 8-K is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to any securities.  The tender offer for the Senior Notes was made solely by the Offer to Purchase and Consent Solicitation Statement dated October 1, 2010 and was not made to holders of such notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Item 7.01.	Regulation FD Disclosure.

On November 1, 2010, the Company issued a press release announcing the expiration and results of the Company’s cash tender offer and consent solicitation for any and all of its outstanding $146,000,000 aggregate principal amount of 9 3/4% Senior Notes due 2015 (CUSIP No. 461203AB7).  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.                      Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description
4.1	First Supplemental Indenture, dated as of November 1, 2010, by and among Invacare Corporation, each of the guarantors party thereto and Wells Fargo Bank, N.A.
99.1	Press Release, dated November 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invacare Corporation
(Registrant)

Date: November 1, 2010
/s/ Robert K. Gudbranson
Robert K. Gudbranson Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	First Supplemental Indenture, dated as of November 1, 2010, by and among Invacare Corporation, each of the guarantors party thereto and Wells Fargo Bank, N.A.
99.1	Press Release, dated November 1, 2010.